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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EINSTEIN NOAH RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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555 Zang Street, Suite 300
Lakewood, Colorado 80228

March 31, 2008

Dear Stockholder:

        You are cordially invited to the 2008 Annual Meeting of Stockholders of Einstein Noah Restaurant Group, Inc. to be held on May 6, 2008 at 9:00 a.m., Mountain Time, at our offices located at 555 Zang Street, Suite 300, Lakewood, Colorado 80228.

        At the Annual Meeting, you will be asked to consider and vote upon proposals (1) to elect six directors to serve until the 2009 Annual Meeting of Stockholders, and until their respective successors are elected and qualified and (2) to ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 30, 2008.

        Whether or not you are able to attend the Annual Meeting, I urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope provided, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place. Stockholders of record may also vote by telephone or Internet by following the instructions on the enclosed proxy card.

        I would appreciate your immediate attention to the mailing of this proxy.

Yours truly,

Paul J.B. Murphy, III President and Chief Executive Officer

555 Zang Street, Suite 300
Lakewood, Colorado 80228

Notice of Annual Meeting of Stockholders To Be Held on May 6, 2008

        You are cordially invited to attend the annual meeting of stockholders of Einstein Noah Restaurant Group, Inc., which will be held at our offices at 555 Zang Street, Suite 300, Lakewood, Colorado 80228 on May 6, 2008 at 9:00 a.m., Mountain Time, for the following purposes:

  1.
  To elect six directors to serve until the 2009 Annual Meeting of Stockholders, and until their respective successors are elected and qualified; and

  2.
  To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 30, 2008; and

  3.
  To transact such other business as may properly come before the meeting.

        The close of business on March 19, 2008 has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments.

        It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. Stockholders of record may also vote by telephone or Internet by following the instructions on the enclosed proxy card. If you choose to attend the Annual Meeting, you may still vote your shares in person even though you have previously returned your proxy by mail, telephone or Internet. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. The proxy is revocable at any time prior to its use.

Jill B.W. Sisson Secretary

Lakewood, Colorado
March 31, 2008

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED
PROXY CARD AND RETURN IT PROMPTLY. YOUR PROXY IS
REVOCABLE AT ANY TIME PRIOR TO ITS USE.

EINSTEIN NOAH RESTAURANT GROUP, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

May 6, 2008

        The accompanying proxy is solicited by the board of directors of Einstein Noah Restaurant Group, Inc., a Delaware corporation (the Company), for use at the 2008 Annual Meeting of Stockholders to be held at our principal executive offices located at 555 Zang Street, Suite 300, Lakewood, Colorado 80228, on May 6, 2008, at 9:00 a.m., Mountain Time, and at any and all adjournments and postponements thereof (the Annual Meeting). The proxy may be revoked at any time before it is voted. If no contrary instruction is received, signed proxies returned by stockholders will be voted in accordance with the board of directors' recommendations.

        This proxy statement and accompanying proxy card are first being sent to stockholders on or about March 31, 2008.

Shares Outstanding and Voting Rights

        Our board of directors fixed the close of business on March 19, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Our only outstanding voting stock is our common stock, $0.001 par value per share, of which 15,903,227 shares were outstanding as of the close of business on the record date. Each outstanding share of common stock is entitled to one vote.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

        At the Annual Meeting, stockholders will vote on proposals to elect six directors to serve until the 2009 Annual Meeting of Stockholders, and until their respective successors are elected and qualified (Proposal 1) and to ratify our selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 30, 2008 (Proposal 2).

        Stockholders representing one-third in voting power of the shares of stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. With respect to the election of directors, our stockholders may vote in favor of the nominees, may withhold their vote for all of the nominees, or may withhold their vote as to specific nominees. Under the Delaware General Corporation Law ("DGCL") and our restated certificate of incorporation, the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the election of each nominee for director named in Proposal 1 and the affirmative vote of the holders of a majority of the votes cast on Proposal 2 is required to approve Proposal 2.

        Abstentions may be specified on all proposals and will be counted as present for the purposes of the proposal for which the abstention is noted. A vote withheld for a nominee in the election of directors will have the same effect as a vote against the nominee. For purposes of determining whether Proposal 2 has received the requisite vote, when a stockholder abstains from voting, it will have the same effect as a vote against the proposal.

        The independent tabulator appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. For the purposes of determining whether a proposal has received the requisite vote of the holders of the common stock in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called broker non-votes), those shares of common stock will not be included in the vote totals and, therefore, will have no effect on the vote on any of the proposals. Pursuant to the FINRA Conduct Rules, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if:

  •
  the broker holds the shares as executor, administrator, guardian or trustee or is a similar representative or fiduciary with authority to vote; or

  •
  the broker is acting pursuant to the rules of any national securities exchange of which the broker is also a member.

        Under these rules, absent authority or directions described above, brokers will not be able to vote on Proposal 2.

Costs of Solicitation

        We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees, without additional compensation, in person, or by mail, courier, telephone or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Annual Report

        Our 2007 Annual Report on Form 10-K, including consolidated financial statements as of and for the year ended January 1, 2008, is being distributed to all stockholders entitled to vote at the Annual Meeting together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission (the SEC). Additional copies of the Annual Report are available at no charge upon request. To obtain additional copies of the Annual Report, please contact us at 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Secretary, or at telephone number (303) 568-8000. The Annual Report does not form any part of the materials for the solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        As of March 19, 2008, we had 15,903,227 shares of common stock outstanding, which are our only outstanding voting securities. In addition, we had 57,000 shares of Series Z preferred stock outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of March 19, 2008, by:

  •
  each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;

  •
  each of our executive officers;

  •
  each of our current directors; and

  •
  all directors and executive officers as a group.

        Unless otherwise indicated below, the address of each person listed below is 555 Zang Street, Suite 300, Lakewood, Colorado 80228.

BENEFICIAL OWNERSHIP

Name of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Greenlight Capital, L.L.C. and its affiliates 420 Lexington Avenue, Suite 1740 New York, New York 10107	10,733,469	(1)	67.5%
Paul J.B. Murphy, III	221,893	(2)	1.4%
Daniel J. Dominguez	80,379	(3)	*
Richard P. Dutkiewicz	91,183	(4)	*
James W. Hood	116,545	(5)	*
Jill B. W. Sisson	97,413	(6)	*
Michael W. Arthur	79,652	(7)	*
E. Nelson Heumann	—	(8)	—
Frank C. Meyer	61,059	(9)	*
Thomas J. Mueller	—	(10)
S. Garrett Stonehouse, Jr.	30,750	(9)	*

All directors and executive officers as a group (10 persons)	778,874	(11)	4.7%

*
Less than one percent.

(1)
Based on an amendment to a Schedule 13D filed with the SEC on June 14, 2007. The amended Schedule 13D was filed on behalf of Greenlight Capital L.L.C., Greenlight Capital, Inc., Greenlight Capital, L.P., of which Greenlight Capital, L.L.C. is the general partner, Greenlight Capital Offshore, Ltd., for whom Greenlight Capital, Inc. acts as investment advisor, Greenlight Capital Qualified, L.P., of which Greenlight Capital, L.L.C. is the general partner, DME Advisors, L.P. of which DME Advisors GP, L.L.C. is the general partner, and David Einhorn, the principal of Greenlight Capital, L.L.C.

(2)
Includes 220,393 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 29,607 shares of common stock subject to stock options which are not exercisable within 60 days.

(3)
Includes 80,379 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 34,621 shares of common stock subject to stock options which are not exercisable within 60 days.

(4)
Includes 82,683 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 14,087 shares of common stock subject to stock options which are not exercisable within 60 days.

(5)
Includes: 14,667 shares of restricted common stock; 20,833 shares of common stock which may be acquired upon exercise of stock options that will become exercisable within 60 days; and indirect ownership of 7,000 shares of which 5,000 shares are held by IRA and 1,000 shares each are held under Uniform Gifts to Minors Act for Mr. Hood's daughter and son, respectively. Does not include 104,167 shares of common stock subject to stock options which are not exercisable within 60 days.

(6)
Includes 96,296 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 12,587 shares of common stock subject to stock options which are not exercisable within 60 days.

(7)
Includes 30,000 shares of common stock which may be acquired upon exercise of presently exercisable stock options and indirect ownership of 34,633 shares held by IRA. Does not include 10,000 shares of common stock subject to stock options which are not exercisable within 60 days.

(8)
Does not include 10,733,469 shares of common stock beneficially owned by Greenlight Capital, L.L.C. and its affiliates, over which Mr. Heumann disclaims beneficial ownership. Mr. Heumann is an employee of Greenlight.

(9)
Includes 30,000 shares of common stock which may be acquired upon exercise of presently exercisable stock options. Does not include 10,000 shares of common stock subject to stock options which are not exercisable within 60 days.

(10)
Does not include 10,356 shares of common stock subject to stock options which are not exercisable in 60 days.

(11)
Includes a total of 590,584 shares of common stock which may be acquired upon exercise of presently exercisable stock options, indirect ownership of 41,633 shares and 14,667 shares of restricted common stock. Does not include 235,425 shares of common stock subject to stock options which are not exercisable within 60 days.

Pledge of Shares

        In the ordinary course of its business, prime brokers for Greenlight Capital, L.L.C. and its affiliates (Greenlight) have taken a security interest in Greenlight's shares in the Company. In the event that the prime brokers were to exercise remedies under the security interests, a change of control of the Company could occur.

        To our knowledge, none of our officers or directors has pledged any of his or her shares.

Series Z Preferred Stock

        Our Series Z Preferred Stock generally is non-voting. However, under our Certificate of Designation, Preferences and Rights of Series Z Preferred Stock (the Certificate of Designation), we cannot take any of the following actions without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series Z Preferred Stock:

  •
  amend, alter or repeal any provision of, or add any provision to, the Certificate of Designation, whether by merger, consolidation or otherwise;

  •
  subject to the clause above, amend, alter or repeal any provision of, or add any provision to, our Restated Certificate of Incorporation or bylaws, whether by merger, consolidation or otherwise, except as may be required to authorize a Certificate of Designation for stock junior to the Series Z Preferred Stock, or to increase the authorized amount of any junior stock, including junior stock issued to management or employees under equity incentive plans;

  •
  authorize or issue shares of any class of stock having any preference or priority as to dividends, assets or payments in liquidation superior to or on a parity with the Series Z Preferred Stock, including, without limitation, Series Z Preferred Stock, whether by merger, consolidation or otherwise;

  •
  take any action that results in us or any of our direct or indirect subsidiaries incurring or assuming indebtedness (including the guaranty of any indebtedness) in excess of the greater of

    $185 million or 3.75 times EBITDA (as defined) for the trailing 12-month period prior to such date;

  •
  consummate any merger or change of control that does not result in the redemption of the Series Z Preferred Stock at the stated redemption price, payable in cash, at the effective time of the merger or change of control transaction;

  •
  make any restricted payment in violation of the covenant set forth in the Certificate of Designation; or

  •
  enter into any agreement to do any of the foregoing items.

        All 57,000 shares of our outstanding Series Z Preferred Stock are held by Halpern Denny Fund III, L.P.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our board of directors currently consists of seven directors. Our restated certificate of incorporation authorizes three to nine directors, as determined by the board and all directors are to be elected annually. The board has nominated six directors as Mr. Hood has chosen not to stand for re-election. The board will set the number of directors at six and, at the Annual Meeting, the stockholders will elect six directors to serve until the 2009 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

        We are soliciting proxies in favor of the re-election of each of the nominees identified below. We intend that all properly executed proxies will be voted for these six nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. Greenlight has indicated its intention to vote in favor of each of the nominees.

Information About the Nominees

        The names of the nominees, their ages as of March 19, 2008, and other information about them are set forth below:

        Michael W. Arthur.    Mr. Arthur, 68, was appointed to the board of directors in October 2004. Since 1990, Mr. Arthur has headed Michael Arthur and Associates, a consulting and interim management firm specializing in restructurings, business development, and strategic, financial, marketing and branding strategies. He is also currently serving as a director for Affinity Media International. During their restructurings, he served as CEO of California Federal Bank and financial advisor to Long John Silver's Restaurants. Prior to 1990, Mr. Arthur served as Executive Vice President and Chief Financial Officer for Sizzler Restaurants and Pinkerton Security; Vice President of Marketing for Mattel Toys; and also served in various other management roles for D'Arcy, Masius, Benton & Bowles Advertising and Procter and Gamble. Mr. Arthur has a B.A. degree from Johns Hopkins University and attended the Wharton Graduate School of Business.

        E. Nelson Heumann.    Mr. Heumann, C.F.A., 50, has served as our director since May 2004 and as Chairman of the Board since October 2004. Mr. Heumann joined Greenlight Capital, Inc., an investment management firm, in March 2000 and was made a managing member of Greenlight Capital, L.L.C. in January 2002. Prior to joining Greenlight, he served as director of distressed investments at SG Cowen from January 1997 to January 2000. From 1990 to January 1997, Mr. Heumann was a director responsible for distressed debt research and trading at Schroders. Prior to that, he was vice-president of bankrupt and distressed debt research for Merrill Lynch. Earlier in his career, Mr. Heumann was employed with Claremont Group, a leveraged buyout firm, and Value Line. He graduated from Louisiana State University in 1980 with a B.S. in Mechanical Engineering and in 1985 with an M.S. in Finance.

        Frank C. Meyer.    Mr. Meyer, 64, has served as our director since May 2004 and is a private investor. He was chairman of Glenwood Capital Investments, LLC, an investment advisory firm he co-founded, from January 1988 to January 2004. Since 2000, Glenwood has been a wholly owned subsidiary of the Man Group, plc, an investment advisor based in England specializing in alternative investment strategies. Mr. Meyer also serves on the board of directors of United Capital Financial Partners, Inc., a firm that converts transaction-oriented brokers into fee-based financial planners, and Fifth Street Finance Corp., a mezzanine lender to corporations. Mr. Meyer holds an M.B.A. from the University of Chicago and began his career at the University's School of Business as an instructor of statistics.

        Thomas J. Mueller.    Mr. Mueller, 56, was appointed to the board of directors in December 2007. He is currently the President and Partner of Mueller Consulting Inc., a consulting firm specializing in the restaurant industry. From 2000 to 2005, Mr. Mueller served as President and Chief Operating Officer of Wendy's International, Inc., the third largest restaurant hamburger chain in the quick service franchise industry. He began his career at Wendy's in 1998 as the Senior Vice President, Special Projects. From 1995 to 1997, Mr. Mueller was Senior Vice President of Operations—North America, for Burger King Corporation, where he began his career as a restaurant manager in 1973. Mr. Mueller attended State University of New York at Fredonia and currently serves on the Board of Trustees of Ohio Dominican University.

        Paul J.B. Murphy, III.    Mr. Murphy, 53, was appointed Chief Executive Officer and Acting Chairman in October 2003. He served as Acting Chairman until October 2004 and has continued to serve as a director since that time. Mr. Murphy joined us in December 1997 as Senior Vice President—Operations and had served as Executive Vice President—Operations since March 1998. Mr. Murphy was appointed our Chief Operating Officer in June 2002. From July 1996 until December 1997, Mr. Murphy was Chief Operating Officer of one of our former area developers. From August 1992 until July 1996, Mr. Murphy was Director of Operations of R&A Foods, L.L.C., an area developer of Boston Chicken. Mr. Murphy has a B.A. degree from Washington and Lee University.

        S. Garrett Stonehouse, Jr.    Mr. Stonehouse, 38, has served as our director since February 2004. He has been a principal and founding partner of MCG Global, LLC, a private equity investment firm in Westport, CT, since 1995. Mr. Stonehouse is also the chairman of the board of directors of both Denver-based Imperial Headwear, Inc. and Boston-based Novations Group, Inc. Prior to co-founding MCG Global, he was vice president of Fidelco Capital Group. Before joining Fidelco in 1994, he held various positions with GE Capital. Mr. Stonehouse received a B.A. degree from Boston College in economics and mathematics.

Board Composition

        Our board of directors has determined that Michael W. Arthur, Frank C. Meyer, Thomas J. Mueller and S. Garrett Stonehouse, Jr., all current directors, qualify as "independent" directors under the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act), and by the Nasdaq Stock Market. There are no family relationships among any of our executive officers, directors or nominees for director.

        Greenlight currently owns shares of our common stock sufficient to elect all of the members of our board of directors without the approval of any other stockholder.

Meetings of the Board of Directors and Committees

        The board of directors held nine meetings during fiscal 2007 and took action by written consent on two occasions. During fiscal 2007, no director then in office attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the period in which he was a director and of the total number of meetings held by all of the committees of the board of directors on which he served. The two standing committees of the board of directors are the audit committee and the compensation committee.

        The following table shows the membership and number of meetings held by the board and each committee during fiscal 2007:

DIRECTOR COMMITTEE MEMBERSHIP AND MEETINGS

Director	Audit Committee	Compensation Committee	Board of Directors
Michael W. Arthur	Chair	X	X
E. Nelson Heumann			Chair
James W. Hood(1)		X	X
Frank C. Meyer	X	X	X
Thomas J. Mueller			X
Paul J.B. Murphy III			X
S. Garrett Stonehouse, Jr.(2)	X	Chair	X
Leonard M. Tannenbaum(3)	X	Chair	X
Fiscal 2007 Meetings and Consents	5	13	11

(1)
On April 24, 2007, James W. Hood resigned from the compensation committee and was replaced by Frank C. Meyer.

(2)
On April 11, 2007 the board of directors appointed new committee members because Mr. Tannenbaum was no longer considered an independent director. Mr. Stonehouse became chair of the compensation committee and became a member of the audit committee.

(3)
On September 1, 2007, Leonard M. Tannenbaum resigned from the board of directors of the Company.

We have not established a policy on director attendance at annual stockholders' meetings; however, all of our directors then in office attended our last Annual Meeting held in May 2007.

        Our board of directors has not established a process for our stockholders to communicate directly with the board because of the fact that Greenlight owns approximately 67.5% of our common stock and it was not deemed necessary or appropriate. Our audit committee has established a process for communicating complaints regarding accounting or auditing matters. Any such complaints received on the established hotline or submitted to the Chief Compliance Officer are promptly forwarded to the audit committee to take such action as may be appropriate.

Audit Committee

        Michael W. Arthur (chairman), Frank C. Meyer and S. Garrett Stonehouse, Jr. are the current members of the audit committee. Each of them is "independent" as required by the rules promulgated by the SEC under the Exchange Act, and by the Nasdaq Stock Market. Each of them also meets the financial literacy requirements of the Nasdaq Stock Market. Our board of directors has determined that Mr. Arthur qualifies as an "audit committee financial expert" as defined by the rules promulgated by the SEC.

        The audit committee is primarily concerned with monitoring:

  (1)
  the integrity of our financial statements;

  (2)
  our compliance with legal and regulatory requirements; and

  (3)
  the independence and performance of our auditors.

        The audit committee also is responsible for handling complaints regarding our accounting, internal accounting controls or auditing matters. The audit committee's responsibilities are set forth in its charter, which was amended and restated in January 2004 and is reviewed annually, most recently in February 2008. The charter is available on our website at www.einsteinnoah.com. There were five meetings of the audit committee during fiscal 2007.

Compensation Committee

        S. Garrett Stonehouse, Jr. (chairman), Thomas J. Mueller and Michael W. Arthur are the current members of the compensation committee. Mr. Mueller was elected to the committee and Mr. Meyer resigned from the committee on January 23, 2008. Each of the current members is "independent" as defined in the rules promulgated by the SEC under the Exchange Act and by the Nasdaq Stock Market. This committee is primarily concerned with determining the compensation of our employees generally and approving compensation of our executive officers. The committee does not establish or recommend compensation for our independent directors, which is approved by the board of directors as a whole.

        The compensation committee's responsibilities are set forth in its charter, which is reviewed at least annually. The charter was most recently reviewed and updated in February 2008 to clarify the determination of the number of members. The committee's charter is posted on the Company's website at www.einsteinnoah.com. The responsibilities as outlined in the charter are:

  (1)
  to review and approve all aspects of the compensation of the Company's executive officers;

  (2)
  to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer;

  (3)
  to review and make periodic recommendations to the board regarding the general compensation, benefits, and perquisites policies and practices of the Company; and

  (4)
  to review the Compensation Discussion and Analysis with management annually and to recommend its inclusion in the annual proxy statement.

        There were eleven meetings of the compensation committee during fiscal 2007 and action was taken twice by written consent.

        The committee chairman, in consultation with senior management, sets the agenda for committee meetings. The Corporate Secretary attends meetings of the compensation committee to provide appropriate record keeping. The committee has also invited the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Vice President—Human Resources to attend certain committee meetings. These individuals may attend committee meetings but would not attend executive sessions. The committee appoints a secretary for the executive sessions or invites the general counsel's paralegal support to take minutes of the executive sessions.

Nomination of Directors

        The nominees for re-election to our board at the Annual Meeting were formally nominated by the full board of directors consisting of Messrs. Arthur, Heumann, Hood, Mueller, Meyer, Murphy, and Stonehouse. The Company does not have a standing nominating committee or committee performing similar functions because Greenlight owns approximately 67.5% of our common stock and can therefore elect all of our directors without the vote of any other stockholder. Although the board will consider nominees recommended by stockholders, the board has not established any specific procedures for stockholders to follow to recommend potential director nominees for consideration. Messrs. Arthur, Heumann, Hood, Meyer, Mueller, Murphy and Stonehouse participated in the consideration of director nominees.

        At this time, the board has neither established any specific written procedures for identifying and evaluating potential director nominees nor established any minimum qualifications or skills for directors. Because of the fact that Greenlight owns approximately 67.5% of the voting stock and, as such, the Company is a "controlled company", the board did not deem it necessary to adopt specific written procedures.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee is an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Vote Required

        Directors will be elected by a majority of the votes of the holders of shares present in person or by proxy at the Annual Meeting. Greenlight has indicated its intention to vote in favor of each of the nominees.

Recommendation

        The board of directors recommends that stockholders vote FOR each of the nominees for director. If not otherwise specified, proxies will be voted FOR each of the nominees for director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Greenlight Capital, L.L.C. and its affiliates

        E. Nelson Heumann is the chairman of our board of directors and is a current employee of Greenlight. Greenlight beneficially owns approximately 67.5% of our common stock. As a result, Greenlight has sufficient voting power without the vote of any other stockholders to determine what matters will be submitted for approval by our stockholders, to elect all of our board of directors and, among other things, to determine whether a change in control of our Company occurs. Greenlight, has been involved in our financings, refinancings, has purchased our debt and equity securities and was involved in our equity recapitalization.

        As part of refinancing our debt in January 2006, we entered into a $25 million subordinated note with Greenlight, due February 28, 2013, bearing interest at 13.75% per annum, payable quarterly in cash at 6.5% with paid-in-kind interest of 7.25% added to the principal balance. Based on an original issue discount of 2.5%, proceeds of approximately $24.4 million were loaned to the Company. The subordinated note was subject to certain mandatory prepayment provisions.

        On June 13, 2007, we completed a $90 million public offering of 5 million shares of our common stock. We used a portion of the net proceeds to repay part of our $25 million subordinated note held by Greenlight. On June 28, 2007, we amended our debt facility to increase it to $110 million and used a portion of the incremental debt proceeds to repay the remaining portion of the $25 million subordinated note held by Greenlight.

        Greenlight also purchased 750,000 shares in our public equity offering in June 2007.

Jill B.W. Sisson

        For information regarding our arrangement with Ms. Sisson, please see the section entitled "Employment and Other Arrangements."

Procedures for Review of Transactions with Related Persons

        Any proposed transaction with a related person is subject to review, negotiation and action by a committee consisting entirely of independent and disinterested directors, which committee is appointed by the board of directors at the time of any proposed transaction. The committee's purpose and authority are set forth in resolutions appointing the committee and generally include the authority to retain such consultants, advisers and attorneys as it deems advisable in order to perform its duties. The issuance of the Company's $25 million subordinated note to Greenlight in February 2006 was reviewed and negotiated by a special committee consisting of independent directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        A resolution will be presented at the Annual Meeting to ratify the appointment by the board of directors of the firm of Grant Thornton LLP, an independent registered public accounting firm, as independent auditors to audit our financial statements for the year ending December 30, 2008. Inclusion of this proposal in our proxy statement to ratify the appointment of our independent auditors for year ending December 30, 2008 is not required, but is being submitted as a matter of good corporate practice.

        Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Fees Paid to Independent Auditors

        For the fiscal years ended January 1, 2008 and January 2, 2007, Grant Thornton LLP, our independent auditor, billed the approximate fees set forth below:

Audit Fees

        Aggregate fees paid to Grant Thornton LLP in connection with the audit of our consolidated financial statements as of and for the year ended January 1, 2008 and their reviews of the unaudited condensed consolidated interim financial statements during the year ended January 1, 2008 were approximately $713,171, including approximately $212,000 related to compliance with Sarbanes-Oxley requirements and $189,000 related to the Company's public equity offering. Aggregate fees paid to Grant Thornton LLP in connection with the audit of the consolidated financial statements as of and for the year January 2, 2007 and its reviews of the unaudited condensed consolidated interim financial statements during the year ended January 2, 2007 were approximately $347,000.

Audit-Related Fees

        There were no audit-related fees paid to Grant Thornton LLP in fiscal year ended January 1, 2008. Aggregate fees paid to Grant Thornton LLP during fiscal year ended January 2, 2007 in connection with the audit of our 401(k) plan for the plan's fiscal year ended December 31, 2005 were $21,000.

Tax Fees

        The aggregate fees billed by Grant Thornton LLP for the years ended January 1, 2008 and January 2, 2007 were $20,500 and $2,600, respectively, for tax consultation services relating primarily to refunds for overpayment of use taxes and sales tax refunds.

All Other Fees

        There were no other fees paid during the years ended January 1, 2008 and January 2, 2007.

Pre-Approval Policies and Procedures

        Our audit committee has established procedures for pre-approval of audit and non-audit services as set forth in the audit committee charter. The audit committee pre-approves all services performed by Grant Thornton LLP and discloses such fees under the headings "Audit-Related Fees," "Tax Fees" and "All Other Fees" above. The audit committee considers whether the provision of the services disclosed under the headings "Audit-Related Fees," "Tax Fees" and "All Other Fees" are compatible with maintaining Grant Thornton LLP's independence. Services relating to tax overpayments and sales tax refunds were pre-approved by the audit committee during the fiscal year ended January 2, 2007 and continued during the year ended January 1, 2008.

Vote Required

        The affirmative vote of the holders of a majority of the votes cast on this proposal is required to approve Proposal 2. Greenlight has indicated its intention to vote in favor of Proposal 2.

Recommendation

        The board of directors recommends that stockholders vote FOR Proposal 2. If not otherwise specified, proxies will be voted FOR Proposal 2.

        Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report and Compensation Committee Report shall not be deemed to be "Soliciting Material," are not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

AUDIT COMMITTEE REPORT

        The audit committee of the board of directors consists of three non-employee independent directors, Michael W. Arthur, Chairman, Frank C. Meyer and S. Garrett Stonehouse, Jr. The audit committee is a standing committee of the board of directors and operates under a written charter initially approved by the board of directors in January 2004, which is reviewed annually and which was most recently reviewed and approved by the committee in February 2008.

        Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

        The audit committee has reviewed with our management and the independent accountants the audited consolidated financial statements in the annual report on Form 10-K for the year ended

January 1, 2008, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees."

        Our independent accountants also provided to the audit committee the written disclosure required by "Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees." The audit committee discussed with the independent accountants that firm's independence. The audit committee considered the non-audit services provided by the independent accountants and subsequently concluded that such services were compatible with maintaining the accountants' independence.

        Based on the audit committee's discussion with management and the independent accountants, and the audit committee's review of the representation of management and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 1, 2008 filed with the SEC.

                      AUDIT COMMITTEE

                      Michael W. Arthur, Chairman
                      Frank C. Meyer
                      S. Garrett Stonehouse, Jr.

COMPENSATION COMMITTEE REPORT

        The compensation committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

                      COMPENSATION COMMITTEE

                      S. Garrett Stonehouse, Jr., Chairman
                      Michael W. Arthur
                      Thomas J. Mueller

COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion and Analysis outlines our compensation philosophy, policies and practices with respect to our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the other three most highly-compensated executive officers, all of which are collectively referred to as our named executive officers (NEOs).

        Decisions regarding compensation of our executive officers are made by our compensation committee. S. Garrett Stonehouse, Jr., Michael Arthur and Frank C. Meyer were the members of the compensation committee from May to December 2007. From January to April 2007 Leonard Tannenbaum served as Chairman and Messrs. James W. Hood and S. Garrett Stonehouse, Jr. were committee members. Although many compensation decisions are made in the first quarter of the calendar year, our compensation planning process neither begins nor ends with any particular committee meeting. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.

        The compensation committee periodically reviews data about the compensation levels of executives in the restaurant industry. The purpose of these reviews is to determine whether our compensation packages are competitive. In 2007, the committee performed a review of our NEO base salaries compared to other executives in the restaurant industry using Salary.com and PeopleReport Segment Q list. The committee also distributed, reviewed and discussed the HVS Executive Search Annual CEO/CFO Compensation Report (Chain Restaurant Edition) and compared the Company's compensation levels with those of public restaurant companies of similar size. A list of the companies in each survey is included at the end of this report. The committee has the authority to engage outside compensation consultants to provide compensation information to the committee but did not do so during 2007.

Objectives of the Compensation Program

        The objectives of our compensation program are to attract and retain high caliber executives and to motivate them to enhance stockholder value by achieving our corporate objectives. The compensation committee evaluates our business and compensation objectives on a regular basis, most recently reviewing the business objectives in December 2007. During 2007, the committee met eleven times to discuss cash compensation, benefit plans, bonuses and the bonus plan, option grants, executive performance reviews and other components of executive compensation and took action twice by unanimous consent.

        Our compensation strategy is necessarily tied to our stage of development and growth as a business. With the completion of our equity offering and debt refinancing in June 2007, we began to pursue an aggressive growth strategy, upgrading existing restaurants and opening new locations. This has underlined the need to incent and motivate our NEOs to achieve these aggressive goals. The committee balances the goal of providing competitive compensation consistent with our financial resources, while motivating our NEOs to achieve business objectives for increased stockholder value. The committee further reviews the total level of compensation to determine that our levels of pay are fair and reasonable relative to the company's performance and restaurant industry norms. As a result, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy and performance expectations. For example, target and threshold earnings before interest, taxes, depreciation and amortization (EBITDA) goals, our primary economic metric, have been reviewed and adjusted upward to reflect more aggressive growth and development plans. The committee will continue to evaluate our compensation philosophy and make modifications designed to balance financial rewards and incentives in order to drive our business.

Design of the Compensation Program

        The material elements of our executive compensation program are: base salary, cash bonuses, and equity awards in the form of stock options and restricted stock. The program is designed to motivate our NEOs to enhance stockholder value by rewarding them for achieving short-term and long-term company goals.

        The 2007 compensation plan was designed to reward goals that have a direct impact on our business results, in particular our financial results. The plan also considers our overall financial position. Positive and ongoing improvements in our financial results are rewarded through both the bonus and equity award elements of our compensation plan. Annual salaries and bonuses are designed to reward current performance while equity awards provide a long-term incentive and align NEOs' and stockholders' interests.

        We utilize the annual bonus plan to motivate the NEOs to achieve specific business and financial goals based on the business plan. In 2007, the financial component of the bonus plan was tied to EBITDA and further adjusted up (or down) for the following items (Adjusted EBITDA):

  •
  Loss (gain) on sale, disposal or abandonment of assets, net;

  •
  Charges (adjustments) of integration and reorganization costs;

  •
  Impairment charges and other related costs;

  •
  (Other income);

  •
  Prepayment penalties and debt repayment costs; and

  •
  Stock-based compensation expense.

        Adjusted EBITDA is similar to Consolidated EBITDA, as defined in our existing loan agreements. Adjusted EBITDA is an important measure in our compensation plan because it ties executive compensation to stockholder interests, is a quantitative measure of operating performance and has direct correlation to meeting our obligations to our lenders.

Elements of Compensation

  Base Salary

        We pay base salary to our NEOs to provide current compensation for their services. The amount of base salary is designed to be competitive with salaries for similar positions in the restaurant retail and hospitality industries. We use competitor and market data to determine the reasonableness of our compensation within the financial constraints of our performance. We benchmark our compensation against similar businesses in the restaurant retail and hospitality industries, using revenues and geography to further refine this analysis. In 2006, the committee authorized an executive search for a Chief Marketing Officer (CMO) and, through the recruitment process, we learned information regarding other restaurant companies' compensation packages for this position. We have used Salary.com and Peoplesoft reports and, recently, the HVS Executive Search Annual CEO/CFO Compensation Report for our segment, based upon our industry and size, and companies that we consider competitors. Based upon the Salary.com and Peoplesoft reports in 2007 we made modest adjustments (2.1% and 2.5%, respectively) in base salaries for our CEO and CFO, our Chief Operating Officer (COO) received a 10% increase, and no adjustment was made to General Counsel's (GC's) base compensation.

  Bonus

        We provide an annual bonus opportunity to each NEO as a short-term incentive. The purpose of this element is to drive company financial results and to directly tie executive compensation to those financial results. Each executive is eligible for a bonus based on Adjusted EBITDA performance.

        The committee adopted the 2007 Bonus Plan in January 2007, and made minor adjustments in February 2007. Under the plan, 40% of the bonus is based solely on Adjusted EBITDA results (Company Performance Portion) and 60% on individual performance (Individual Performance Portion). In order for our executives to be eligible for the Company Performance Portion or the Individual Performance Portion of the bonus, the Company must achieve a minimum threshold level of Adjusted EBITDA. Once the threshold level is met, increasing percentages of bonuses are earned based upon the degree to which actual Adjusted EBITDA exceeds the threshold level. If performance far exceeds the anticipated goal, additional bonuses may be paid out at the discretion of the board of directors upon recommendation of the committee. The Adjusted EBITDA threshold level and scale for 2007 represented growth goals for the Company and were set to challenge NEOs to achieve those results.

        Once the Adjusted EBITDA threshold is met, 40% of the bonus (the Company Performance Portion) is earned. The committee then reviews the individual performance of the NEOs compared to the job description, key initiatives, goals and objectives of each NEO. The individual goals and objectives were developed with the participation of the CEO at the beginning of the fiscal year to mesh with our business objectives. Individual performance is also evaluated in light of financial, operational and customer experience elements that most accurately reflect the NEO's role and responsibilities. Based on the Committee's evaluation, up to 100% of the Individual Performance Portion is awarded.

        The potential bonus percentage based on the base salary for each NEO for 2007 bonuses is: CEO 100%; COO and CMO 75%; CFO and GC 60%. At the end of the year, the committee evaluated the Company's performance against the specific financial targets set at the beginning of the year to determine whether any participant was eligible for a bonus. For 2007, the threshold was $41.8 million Adjusted EBITDA. Because we did not achieve this threshold, we made no payments under our bonus plan to any participant for 2007.

        In February 2008, the committee adopted the 2008 Bonus Plan. Under the 2008 plan, 85% of the bonus is based solely on Adjusted EBITDA results (the Company Performance Portion) and 15% on individual performance (the Individual Performance Portion), once a threshold Adjusted EBITDA is met. In other respects, the 2008 plan incorporates the same terms as the 2007 plan, except for increased levels of Adjusted EBITDA to incent improved company performance.

  Equity Awards

        Equity-based incentives are the long-term component of our executive officer compensation program. We believe these forms of compensation align the interests of executives with those of our stockholders for periods greater than the single year focus of the cash bonus plan. Equity incentives also encourage retention of employees through multi-year vesting schedules. Historically, the company has granted equity awards to our NEOs in the form of stock options. During 2007, the company also granted restricted stock to our CMO as an inducement for accepting employment and stock appreciation rights to a broad-based group of our employees, excluding our NEOs.

        Stock Options.    We grant stock options under our Executive Employee Incentive Plan. Stock options reward the recipient for the increase in our stock price during the holding period but are also high-risk as the potential value of each option can fall to zero if the price of our stock is lower than the exercise price when the options expire. The number of options granted to each NEO is determined by reviewing levels of responsibility, experience, internal equity, retention concerns, total compensation and number of options reserved under the Option Plan. Stock options have been granted by the board of directors to NEOs and other employees at the fair market value of the common stock on the date of grant, and generally expire ten years after date of grant and vest based upon two equally-weighted components: Adjusted EBITDA performance and tenure. Vesting based on Adjusted EBITDA performance means that 1/6 of these options shall vest on April 1 of the first, second and third years after grant on meeting at least 100% of the Adjusted EBITDA target in the business plan for the preceding year (Performance Year). 1/12 of the options vest upon meeting less than the target Adjusted EBITDA in the Performance Year's business plan but more than the sum of (a)the threshold Adjusted EBITDA in the Performance Year's business plan plus (b)50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the Performance Year's business plan. Otherwise, no options will vest. The tenure component is vested equally on the first, second and third anniversaries of the grant date. Because a portion of options vest only upon achievement of a specific financial metric, Adjusted EBITDA, we believe they provide an additional incentive to drive financial results. For 2007, the Adjusted EBITDA goal was not met and options based on achieving that goal were cancelled; however the tenure-based options vested. In February 2008, a total of 62,592 additional options were granted, at fair market value on the date of grant, to the NEOs with vesting based on Adjusted EBITDA performance and tenure.

        On occasion, in order to provide an incentive to achieve a specific goal or result, the compensation committee may grant options with vesting based on specific events, performance or timing. In February 2007, the committee granted options to purchase a total of 85,000 shares of common stock to our NEOs. These options, which vested upon completion of our public equity offering in June 2007, were granted to further incent and compensate the NEOs for the achievement of this goal which substantially reduced indebtedness and resulted in substantial cash interest expense savings.

        Restricted Stock.    When our CMO was elected on May 3, 2007, the committee granted him 7,333 shares of unrestricted stock and 14,667 shares of restricted stock. The restricted shares vest 7,333 on May 3, 2008 and 7,334 on May 3, 2009, provided he remains employed by the Company. These shares were issued to our CMO as an inducement for accepting employment with the Company.

        Our NEOs' total compensation may vary significantly year to year based on Company and individual performance. Further, the value of equity awards made to our senior executives will vary in value based on our stock price performance.

Executive Benefits and Perquisites

        Our NEOs (with the exception of our GC who is a non-employee consultant) receive four (4) weeks of paid time off. Paid time off is earned in increments throughout the year. Our NEOs are expected to manage personal time off in a manner that does not impact performance or achievement of Company and individual goals. Upon termination, each NEO is entitled to payment of accrued benefits earned prior to his or her termination. Additionally, each NEO may participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance that are provided to all employees.

Deferred Compensation

        In May 2007, the committee approved and the board adopted a non-qualified deferred compensation plan to provide a pre-tax retirement savings vehicle to NEOs and other employees. We offer this plan because NEOs' and certain other management employees' participation in our 401(k) plan is limited under federal income tax rules and we believe they should have other similar means of saving for retirement. Eligible employees, including the CEO, CFO, COO and CMO, may elect to defer the payment of up to 80% of their base salary and bonus under this plan. Participant elections to defer are made annually prior to the beginning of the year. The executive becomes a general unsecured creditor of the Company with respect to amounts deferred. The appreciation, if any, in the account balances of plan participants is due solely to contributions by participants and the underlying performance of the investment funds selected by the participants. Amounts deferred to the plan are notionally "invested" among various investment funds selected by the participants from funds established by the plan's committee. A participant's amounts are not actually invested in the investment funds for their account, but the return on the participant's account is determined as if the amounts were invested in those funds. Currently, our CFO has deferred a portion of his compensation for 2007 and 2008 under this plan.

Impact of Performance on Compensation

        The compensation committee or its representative meet periodically with the CEO and other NEOs to evaluate the NEO's respective performance according to the essential job duties described in the NEO's job description. These meetings include a performance evaluation as well as an opportunity to review the job description for accuracy and to discuss any modifications to the job description for the coming year. The job descriptions outline the essential functions of the position and are specific to the tasks each executive is directly responsible for achieving. The performance evaluation meeting focuses the executive on operational and service objectives in addition to financial objectives.

        The compensation committee reviewed the NEOs' compensation in February 2007.

Elements of Post-Termination Compensation

        We do not currently utilize employment agreements, other than our GC's consulting agreement described later in this proxy statement. We do not currently have any change of control agreement, severance plan or similar agreement with any NEO. Under the option plan, upon a merger, reorganization, or sale of the company, the committee may (i) provide that any or all options are exercisable in full; (ii) provide for the substitution of any or all options by a successor or purchaser company; or (iii) make any other provision for outstanding options as the committee deems appropriate. After the termination of service of an employee, director or consultant, (other than termination for cause) he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Upon a change in control as defined in the stock option plan, all outstanding options become fully vested and exercisable.

Stock Ownership Guidelines

        We do not have stock ownership guidelines for our NEOs; however, the committee considers the number of options previously granted to NEOs and options granted to other key employees in determining whether to grant additional options and in what amounts.

Impact of Regulatory Requirements

        We are subject to various regulatory and disclosure requirements under tax, accounting, and securities laws and regulations. However, we do not believe that the effect of these rules has a substantial impact on our compensation decisions or philosophy. Regulatory requirements have a limited impact on our compensation plan and program components, as we are focused primarily on the competitive landscape and compensation practices of other restaurant companies. Nevertheless, our stockholders have approved our Executive Employee Incentive Plan and material amendments to the plan in order to make performance-based awards granted under the plan eligible for a deduction under Section 162(m) of the Code.

        SFAS No. 123(R), Share-Based Payment [SFAS 123(R)], requires us to recognize compensation expense for awards of stock options to employees based on the fair value of those awards on the date of grant. We adopted the provisions of SFAS No. 123(R) at the beginning of the 2006 fiscal year, using the modified prospective transition method. We recognize compensation costs relating to the unvested portion of option awards granted prior to 2006 using the same estimates and attributes used to determine the pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation, except that forfeiture rates are estimated for all options, as required by SFAS No. 123(R). We use the Black-Scholes model to estimate the fair value of our option awards and, although estimates of share-based compensation expenses impact our financial statements, these expenses do not result in the payment of cash by us.

Conclusion

        The three elements of compensation we provide are intended to achieve a combination of effective and affordable executive compensation. Tying the bonus and long-term incentives to Adjusted EBITDA focuses our NEOs on measures of success that are important to our stockholders. The time-vesting component of long-term incentives encourages continued service. We believe our NEOs are reasonably compensated in a manner that is consistent with our interests and the interests of our stockholders.

Our NEOs have shown dedication to our success and we believe this has been achieved, in part, through our compensation philosophy and decisions.

Surveys

  PeopleReport Segment Q:

        Community Coffee, Culver's, Del Taco, Domino's Pizza, Donatos Pizza, Fazoli's, Gatti's, Jamba Juice, Monical's Pizza, Pizza Hut, Pizza Properties, Burger King Holdings, Raising Cane's RPM Pizza, Taco Bell, Taco Bueno, Taco Cabana, Whataburger and White Castle.

  Salary.com

        Bertucci's, BJ's Restaurants, Buca Inc., Buffalo Wild Wings Inc., California Pizza Kitchen , Inc., Caribou Coffee Company, Frisch's Restaurants, IHOP Corp., Krispy Kreme, McCormick & Schmick's Seafood Restaurants Inc., Morton's Restaurant Group, Peet's Coffee & Tea Inc., Ruth's Chris Steak House, Inc., Texas Roadhouse, The Cheesecake Factory, Panera Bread Company, Chipotle Mexican Grill, PF Chang's China Bistro, Red Robin Gourmet Burgers, Inc., Tim Hortons Inc.

  HVS CEO/CFO Compensation Report (Chain Restaurant Edition)

        AFC Enterprises, Applebees, Ark Restaurants, Benihana, BJ's Restaurants, Bob Evans Farms, Brinker International, Buca, Inc., Buffalo Wild Wings, Inc., Burger King Holdings, California Pizza Kitchen, Inc., Caribou Coffee Company, Carrols Restaurant Group, CBRL Group, CEC Entertainment, Champps Entertainment, Chipotle Mexican Grill, CKE Restaurants, Cosi Inc., Darden Restaurants, Dominos Pizza, Einstein Noah Restaurant Group, Inc., Famous Dave's Of America Inc., Flanigans Enterprises, Frisch's Restaurants, Good Times Restaurants, Granite City Food & Brewery, Grill Concepts, IHOP Corp., J. Alexanders, Jack in the Box, Jamba, Inc., Kona Grill, Landrys Restaurants, Max & Erma's Restaurants, McCormick & Schmick's Seafood Restaurants Inc., McDonald's, Mexican Restaurants, Morton's Restaurant Group, Nathan's Famous, O'Charley's, P.F. Chang's China Bistro, Panera Bread Company, Papa John's International, Peet's Coffee & Tea Inc., RARE Hospitality International, Red Robin Gourmet Burgers, Inc., Rubio's Restaurants, Ruby Tuesday, Ruth's Chris Steak House, Inc., Shells Seafood Restaurants, Sonic, Star Buffet, Starbucks, Steak & Shake Co., Texas Roadhouse, The Cheesecake Factory, Tim Hortons Inc., Wendy's International, YUM! Brands

  Other public restaurant companies

        AFC Enterprises Inc., Buffalo Wild Wings Inc., California Pizza Kitchen, Inc., Caribou Coffee Company, Carrols Restaurant Group Inc., Famous Dave's of America Inc., Cosi Inc., Ruth's Chris Steak House, Inc., McCormick & Schmick's Seafood Restaurants Inc., Jamba, Inc., Peet's Coffee & Tea Inc., Steak & Shake Co.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows the amount of compensation we paid to our Principal Executive Officer (PEO), our Principal Financial Officer (PFO) and each of our other executive officers during the past fiscal year (NEOs). The amounts shown include the cash and non-cash compensation awarded to, earned by and paid to each NEO.

2007 SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(10)		Total ($)
Paul J.B. Murphy, III President and Chief Executive Officer	2007 2006	421,771 409,990		— 185,000			172,842 61,051		— 115,919			594,613 771,960
Daniel J. Dominguez Chief Operating Officer	2007 2006	265,865 250,941		— 100,000			201,999 52,351		— 52,894	46,972 40,749	(4) (4)	514,836 456,186
Richard P. Dutkiewicz Chief Financial Officer	2007 2006	239,908 231,926		— 75,000			97,462 26,539		— 39,365			337,370 372,830
James W. Hood Chief Marketing Officer	2007	152,884	(5)		270,526	(6)	192,237	(7)		107,172	(8)	722,819
Jill B.W. Sisson(9) General Counsel and Secretary	2007 2006	225,000 225,000		— 40,097			97,462 26,539		— 38,084			322,462 329,720

(1)
Bonus amounts represent amounts earned in 2006 as the discretionary award under the 2006 Bonus Plan. As described above, once the Company achieves defined EBITDA targets, 60% of the bonus pool is discretionary and 40% is based on tenure under the 2007 and 2006 Bonus Plans. Because the Company did not achieve the EBITDA targets in 2007, no bonuses were paid under the 2007 Bonus Plan.

(2)
In February 2007 we granted options to purchase shares of our common stock relating to the public equity offering, which options vested in June 2007. No option awards were granted to our named executive officers during the year ended January 2, 2007. Amounts in this column reflect the stock-based compensation expense recognized in our 2007 financial statements related to options granted during fiscal years ended 2003, 2004, 2005 and 2007. Aggregate total number of stock options awards outstanding are shown below in "Outstanding Equity Awards at 2007 Year End." For a discussion of the assumptions used in calculating stock based compensation expense under SFAS 123(R), Share-Based Payment may be found in Note 2 to our audited financial statements on pages 71-73 of our Form 10-K for the year ended January 1, 2008.

(3)
Non-Equity Incentive Plan Compensation represents the amounts paid based on meeting EBITDA targets that are communicated in advance to the NEOs and are not certain to be satisfied. These amounts are the amounts awarded as the "tenure" component (40%) of the bonus pool in 2006. Because the Company did not achieve the EBITDA targets in 2007, no amounts were paid.

(4)
The amount shown represents $44,200 in 2007 and $40,749 in 2006 as the aggregate cost to the Company of providing travel from Mr. Dominguez's residence in California to Lakewood, Colorado and living expenses for Mr. Dominguez at the Company's principal office in Colorado. The amount also includes life insurance imputed income in 2007.

(5)
Mr. Hood became the company's CMO on May 3, 2007. The amount paid to him in 2007 was based on an annual salary of $250,000.

(6)
7,333 shares of nonrestricted stock and 14,667 shares of restricted stock were issued under the James W. Hood Stock Award Agreement as described in the Compensation Discussion and Analysis.

(7)
Includes options to purchase 10,000 shares issued under the 2004 Director Plan with a value of $53,324.

(8)
The amount shown represents: (a) $44,918 as the aggregate cost to the Company of providing travel from Mr. Hood's residence in Connecticut to Lakewood, Colorado and living expenses for Mr. Hood at the Company's principal office in Colorado from May 3, 2007, when Mr. Hood began his employment, through December 31, 2007; (b) $22,750 as Director's fees paid for during 2007; (c) $38,690 as consulting fess paid for professional services rendered in January, February and March 2007 and (d) life insurance imputed income.

(9)
Ms. Sisson is currently a consultant to the Company under an agreement dated December 8, 2003.

(10)
Other than Messrs. Dominguez and Hood, there were no other perquisites in excess of $10,000 paid to any other NEO.

2007 GRANTS OF PLAN BASED AWARDS

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
											Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)
										Exercise Price of Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Paul J.B. Murphy, III	02/28/07	—	—	—	—	3,310	6,620	—	34,931	7.75	242,914
Daniel J. Dominguez	02/28/07	—	—	—	—	2,733	5,465	—	38,198	7.75	251,220
Richard P. Dutkiewicz	02/28/07	—	—	—	—	1,476	2,951	—	19,427	7.75	129,162
James W. Hood	05/03/07	—	—	—	—	20,833	4,166	22,000	62,500	18.50	1,092,650
Jill B. W. Sisson	02/28/07	—	—	—	—	1,476	2,951	—	19,427	7.75	129,162

(1)
Because we did not achieve the threshold Adjusted EBITDA results in 2007, no bonuses were paid under the 2007 Bonus Plan. See "Compensation Discussion and Analysis—Elements of Compensation—Bonus."

(2)
The number of equity incentive plan awards excludes certain performance-based options which, although outstanding at fiscal 2007 year end, were expected to be cancelled based on 2007 EBITDA performance.

(3)
Stock options are granted at an exercise price equal to the fair market value on the date of grant and, generally, expire ten years after the date of grant. Options generally vest over a three year period and vest based upon two equally-weighted components: Adjusted EBITDA performance and tenure. Vesting based on Adjusted EBITDA performance means that 1/6 of these options vest on April 1 of the first, second and third years after grant if the Company meets at least 100% of the Adjusted EBITDA target in the business plan for the preceding year. 1/12 of the options vest upon meeting less than the target Adjusted EBITDA but more than the sum of (a) the threshold Adjusted EBITDA in the preceding year's business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the preceding year's business plan. Otherwise, no options vest for that year. The tenure component is vested equally on the first, second and third anniversaries of the grant date.

(4)
Includes tenure stock option awards and those performance-based stock option awards which vested on the closing of the Company's 2007 equity offering.

Employment and Other Arrangements

        Jill B.W. Sisson.    On December 8, 2003, we entered into a consulting agreement with Jill B.W. Sisson to provide legal, consulting and advisory services to us and to serve as our General Counsel and Secretary. Pursuant to the agreement, on December 19, 2003, Ms. Sisson was granted options to purchase 75,000 shares of common stock pursuant to the 2003 Executive Employee Incentive Plan. The options vest in part upon length of service, and in part upon the achievement of specified financial goals by us. In addition, Ms. Sisson is eligible to receive annual additional premium compensation based upon Company performance and personal performance. Ms. Sisson is also reimbursed for reasonable and necessary out-of-pocket expenses. The agreement provides for non-solicitation of Company employees for a year after termination of the agreement, and can be terminated by either party upon 30 days' notice. In April 2005, she received options to purchase 31,250 shares of stock and in February 2007 she received options to purchase 8,854 shares of stock and on February 28, 2008 she received options to purchase 6,684 shares of stock, all of which vest in part on length of service and in part upon achievement of specified financial goals. Also, in February 2007 she received options to purchase 15,000 shares of stock, which vested in June 2007 upon completion of the Company's 2007 equity offering. In 2005, 2007 and 2008, 21,788 options were cancelled based on 2004, 2006 and 2007 results.

        We have no other employment or similar contracts as of the date of this proxy statement.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option awards							Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)
Paul J.B. Murphy, III	133,333 45,695 25,000	— 13,055 9,931	(1) (3)	— 13,055 9,931	(2) (4)	3.90 2.30 7.75	1/1/2014 4/7/2015 2/28/2017
Daniel J. Dominguez	17,500 12,105 14,584 30,000	— 3,458 5,833 8,198	(5) (7) (9)	— 3,458 11,666 8,198	(6) (8) (10)	3.90 2.30 4.50 7.75	1/1/2014 4/7/2015 11/10/2015 2/28/2017
Richard P. Dutkiewicz	62,500 — 15,000	— 5,208 4,427	(11) (13)	— 5,208 4,427	(12) (14)	3.90 2.30 7.75	1/1/2014 4/7/2015 2/28/2017
James W. Hood	—	62,500	(15)	62,500	(16)	18.50	5/3/2017	14,667	(17)	266,206
Jill B. W. Sisson	62,500 12,113 15,000	— 5,208 4,427	(18) (19)	— 5,208 4,427	(12) (14)	3.90 2.30 7.75	1/1/2014 4/7/2015 2/28/2017

(1)
13,055 options will vest on April 7, 2008 provided he is then employed by the Company.

(2)
13,055 options will not vest due to failure to meet the Adjusted EBITDA results in the 2007 Business Plan.

(3)
3,310 options vested on February 28, 2008; and, provided he is then employed by the Company, 3,310 options will vest on February 28, 2009 and 3,311 options will vest on February 28, 2010.

(4)
6,620 options will vest in 2009 upon meeting 100% of the Adjusted EBITDA target in the 2008 business plan (3,310 options vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2008 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2008 business plan). 3,311 options will not vest due to failure to meet the Adjusted EBITDA results in the 2007 Business Plan.

(5)
3,458 options will vest on April 7, 2008 provided he is then employed by the Company.

(6)
3,458 options will not vest due to failure to meet the Adjusted EBITDA results in the 2007 Business Plan.

(7)
5,833 options will vest on November 10, 2008 provided he is then employed by the Company.

(8)
5,833 performance based options vest in 2009 upon meeting 100% of EBITDA target in 2008 business plan (2,917 options vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2008 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2008 business plan). 5,833 options will not vest due to failure to meet the Adjusted EBITDA results in the 2007 Business Plan.

(9)
2,732 options vested on February 28, 2008 and, provided he is then employed by the Company, 2,733 options will vest on February 28, 2009 and 2,733 options will vest on February 28, 2010.

(10)
2,733 performance based options vest in 2009 upon meeting 100% of EBITDA target in 2008 business plan (1,367 options vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2008 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2008 business plan); 2,732 performance based options vest in 2010 upon meeting 100% of EBITDA target in 2009 business plan (1,366 options vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan). 2,733 options will not vest due to failure to meet the Adjusted EBITDA results in the 2007 Business Plan.

(11)
5,208 options will vest on April 7, 2008 provided he is then employed by the Company.

(12)
5,208 options will not vest due to failure to meet the Adjusted EBITDA results in the 2007 Business Plan.

(13)
1,475 options vested on February 28, 2008; and provided he is then employed by the Company 1,476 options will vest on February 28, 2009 and 1,476 options will vest on February 28, 2010.

(14)
1,476 options vest in 2009 upon meeting 100% of EBITDA target in 2008 business plan (738 options vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2008 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2008 business plan); 1,475 options vest in 2010 upon meeting 100% of EBITDA target in 2009 business plan (738 options vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan). 1,476 options will not vest due to failure to meet the Adjusted EBITDA results in the 2007 Business Plan.

(15)
20,833 options will vest on May 3, 2008, 20,833 options will vest on May 3, 2009 and 20,834 options will vest on May 3, 2010 provided he is then employed by the Company.

(16)
20,833 options will vest in 2009 upon meeting 100% of EBITDA target in 2008 business plan (10,417 options vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2008 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2008 business plan); 20,833 options vest in 2010 upon meeting 100% of EBITDA target in 2009 business plan (10,417 options vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan). 20,834 options will not vest due to failure to meet the Adjusted EBITDA results in the 2007 Business Plan.

(17)
7,333 shares will become unrestricted on May 3, 2008 and 7,334 shares to become unrestricted on May 3, 2009 provided he is then employed by the Company.

(18)
5,208 options will vest on April 7, 2008 provided she is then a consultant to the Company.

(19)
1,475 options vested on February 28, 2008 and, provided she is then a consultant to the Company, 1,476 options will vest on February 28, 2009 and 1,476 options will vest on February 28, 2010.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2007

	Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)		Number of shares acquired on vesting (#)	Value realized on vesting ($)
Paul J.B. Murphy, III	—	—		—	—
Daniel J. Dominguez	—	—		—	—
Richard P. Dutkiewicz	12,113	216,338	(1)
James W. Hood	15,808 10,000	64,040 99,800	(2)	7,333	135,661	(2)
Jill B. W. Sisson	—	—		—	—

(1)
On December 7, 2007, Mr. Dutkiewicz exercised options to purchase 12,113 shares of our common stock at an exercise price of $2.30 when the fair market value of the stock was $20.16.

(2)
On February 9, 2007, Mr. Hood exercised options to purchase 10,000 shares of our common stock at an exercise price of $4.50 and 5,808 shares of our common stock at an exercise price of $3.00 when the fair market value of the stock was $8.00. On July 2, 2007, Mr. Hood exercised options to purchase 10,000 shares of our common stock at an exercise price of $7.50 when the fair market value of the stock was $17.48. As previously reported, under the James W. Hood Stock Award Agreement effective May 3, 2007, 22,000 shares of common stock were awarded of which 7,333 shares were unrestricted and 7,333 and 7,334 become unrestricted on May 3, 2008 and 2009, respectively, provided Mr. Hood is still employed by the Company on those dates.

2007 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)		(c)	(d)	(e)	(f)
Paul J.B. Murphy, III	—		—	—	—	—
Daniel J. Dominguez	—		—	—	—	—
Richard P. Dutkiewicz	4,840	(1)	—	(14.04)	—	4,826
James W. Hood	—		—	—	—	—
Jill B. W. Sisson	—		—	—	—	—

(1)
This amount is included in the Summary Compensation Table as part of Mr. Dutkiewicz's salary.

Deferred Compensation Plan

        Under the Deferred Compensation Plan, employees may defer up to 80% of their base salary and bonus each year. Participant elections to defer are made annually prior to the beginning of the year. The participant becomes a general unsecured creditor of the Company with respect to amounts deferred. The plan committee, with the advice of its investment advisor, establishes available investments and participants choose investments to be used for crediting earnings. The appreciation, if any, in the account balance of participants is due solely to contributions by participants and the underlying performance of the investment funds selected by the participants. Amounts deferred to the plan are notionally "invested" among the various investment funds selected by the participants from funds established by the plan's committee. A participant's amounts are not actually invested in the investment funds but the return on the participant's account is determined as if the amounts were invested in those funds. Participants may elect up to five specified payment dates for distributions, which are established as separate accounts and may also establish a "separation from service" account. Each year, participants may allocate contributions for the next year to one or more of the specified payment date accounts or the separation from service account. Amounts in a specified payment date account are distributed in a lump sum and distributions from the separation from service accounts may be distributed in a lump sum or in annual installments over, but not exceeding, a five-year period. Participants must elect lump sum distributions or installments prior to the date they allocate contributions. The plan is administered by the third party administrator who administers the Company's 401(K) plan.

Payments Upon Termination or Change of Control

        None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change of control of the Company, except for provision with respect to the accelerated vesting of stock options available generally to all employees. Under the 2003 Executive Employee Incentive Plan, upon a merger, reorganization, or sale of the company, the compensation committee may (i) provide that any or all options are exercisable in full; (ii) provide for the substitution of any or all options by a successor or purchase company; or (iii) make any other provision for outstanding options as the compensation committee deems appropriate. After termination of service, other than termination for cause, an employee or consultant may exercise his or her options for the period stated in the option agreement. Generally, this means that if termination is due to death or disability, the option will remain exercisable for 12 months. In other cases, the option generally remains exercisable for three months following termination of service. In no event may an option be exercised later than the expiration of its term. Upon a change in control (as defined in the plan) all outstanding options become fully vested and exercisable. If a change of control had occurred at 2007 year end, NEOs would have received the following values upon acceleration of all their respective outstanding options: Paul J.B. Murphy, III—$620,408; Daniel J. Dominguez—$518,998; Richard P. Dukiewicz—$257,175; James W. Hood—$222,456; and Jill B.W. Sisson—$257,175.

2007 DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Option awards ($)		Total ($)
Michael W. Arthur(2)	45,000	53,324	(1)	98,324
E. Nelson Heumann	—	—		—
James W. Hood(3)	—	—		—
Frank C. Meyer(2)	43,000	53,324	(1)	96,324
Thomas J. Mueller(4)	3,250	1,638		4,888
S. Garrett Stonehouse, Jr.(2)	47,000	53,324	(1)	100,324
Leonard M. Tannenbaum(5)	27,000	53,324	(1)	80,324

(1)
Options to purchase 10,000 shares of our common stock granted on January 1, 2007 when the fair market value was $7.50 per common share and the grant date fair value of the option was $5.33 per option. While this grant occurred during the 2006 fiscal year, compensation expense was recorded during the 2007 fiscal year. For a discussion of the assumptions used in calculating stock based compensation expense under SFAS 123(R) share-based payment may be found in Note 2 to our audited financial statements on pages 71-73 of our Form 10-K for the year ended January 1, 2008. Additionally, options to purchase 10,000 shares of our common stock were granted on January 1, 2008, when the fair market value was $18.15 per common share and the grant date fair value of the option was $5.11 per option based on SFAS 123(R). While this grant occurred during the 2007 fiscal year, stock based compensation expense related to these option grants will be recognized over the requisite service period, which occurs during our fiscal year ended December 30, 2008.

(2)
As of January 1, 2008, this director held options to purchase 40,000 shares of our common stock, including 30,000 options that are currently exercisable and 10,000 options that are scheduled to vest on July 1, 2008.

(3)
Director compensation during 2007 is included in the Summary Compensation Table under the heading "Other Compensation."

(4)
As of January 1, 2008, this director held options to purchase 10,356 shares of our common stock, including 356 options that are scheduled to vest on June 18, 2008, which had a market value of $16.35 per share and a grant date fair value of $4.60 per option based on SFAS 123R and 10,000 options when the fair market value was $18.15 per common share and the grant date fair value of the option was $5.11 per option based on SFAS 123R. While this grant occurred during the 2007 fiscal year, stock based compensation expense related to these option grants will be recognized over the requisite service period, which occurs during our fiscal year ended December 30, 2008.

(5)
Resigned from the board of directors on September 1, 2007. As of his termination date, he held options to purchase 10,830 shares of our common stock. These options would have expired, if unexercised, on September 1, 2008. As of March 19, 2008 Mr. Tannenbaum had exercised 10,166 of these options.

Director Compensation

        Each of our non-employee independent directors receives a $15,000 annual retainer, plus $2,000 for each board meeting and $1,000 for each committee meeting attended. In addition, on January 1 of each year, each independent director receives a grant of options to purchase 10,000 shares of common stock which vest six months after the date of grant and, unless earlier terminated or exercised, expire five years after the grant date. Any director elected or appointed during the year receives a pro rata grant of options based on his date of election or appointment. All directors are reimbursed for out-of-pocket expenses incurred by them in connection with attendance at board meetings and committee meetings.

        There were no other arrangements pursuant to which any director was compensated during the fiscal year ended January 1, 2008 except for those fees paid for consulting services performed in 2007 by James W. Hood. See footnote 8 of the Summary Compensation Table.

BENEFITS UNDER EQUITY COMPENSATION PLANS AS OF JANUARY 1, 2008

        The following table summarizes equity compensation plan information as of January 1, 2008:

        For further discussion of the material features of our plans, see "Stock Option Plans" below.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants or rights(1)	Weighted-average exercise price of outstanding options, warrants or rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:	637,993	$4.57	885,113	(2)
Equity compensation plans not approved by security holders:	—	—	—

(1)
There are no outstanding warrants or rights.

(2)
This number includes 811,250 shares of common stock reserved for future issuance under the 2003 Executive Employee Incentive Plan and 73,863 shares of common stock reserved for future issuance under the 2004 Independent Directors' Stock Option Plan. During 2003, both the 1994 Employee Stock Plan and the 1995 Directors' Stock Option Plan were suspended by the Company's board of directors and, accordingly, no further grants will be made under these plans.

Stock Option Plans

        Our 1994 Plan provided for the granting to employees of incentive stock options and for the granting to employees and consultants of non-statutory stock options and stock purchase rights. The 1994 Plan was suspended by our board of directors on November 21, 2003. All options under the 1994 Plan expired during the fiscal year ended January 1, 2008.

        Our 1995 Plan was adopted by our board of directors and approved by our stockholders in August 1995. The 1995 Plan provided for the automatic grant of non-statutory stock options to our non-employee directors. On December 19, 2003, our board of directors suspended the 1995 Plan. At January 1, 2008, options to purchase 1,826 shares of common stock at a weighted average exercise price of $38.16 per share and a weighted average remaining contractual life of 3.43 years remained outstanding under this plan.

2003 Executive Employee Incentive Plan

        On November 21, 2003, our board of directors adopted the Executive Employee Incentive Plan (2003 Plan). The 2003 Plan was amended on December 19, 2003, March 1, 2005 and April 24, 2007. The 2003 Plan provides for granting incentive stock options to employees and granting non-statutory stock options to employees and consultants. Unless terminated sooner, the 2003 Plan will terminate automatically in December 2013. The board of directors has the authority to amend, modify or terminate the 2003 Plan, subject to any required approval by our stockholders under applicable law or upon advice of counsel. No such action may affect any options previously granted under the 2003 Plan without the consent of the holders. There are 2,000,000 shares issuable pursuant to options granted under the 2003 Plan. Options typically vest in part based upon the passage of time and, in part, upon our financial performance. Options that do not vest due to the failure to achieve specific financial performance criteria are forfeited. As of January 1, 2008, options to purchase approximately 145,754 shares of our common stock, which were not yet exercisable, were subject to company performance and were treated as variable options. We expect that 39,016 of the non-vested awards at January 1, 2008 will eventually vest based on company performance. As of January 1, 2008, there were 811,250 shares reserved for future issuance under the 2003 Plan.

2004 Stock Option Plan for Independent Directors

        On December 19, 2003, our board of directors adopted the Stock Option Plan for Independent Directors, effective January 1, 2004, (2004 Directors' Plan). The 2004 Directors' Plan was amended on March 1, 2005 and January 17, 2007. Our board of directors may amend, suspend, or terminate the 2004 Directors' Plan at any time, provided, however, that no such action may adversely affect any outstanding option without the option holders consent. A total of 300,000 shares of common stock have been reserved for issuance under the 2004 Directors' Plan. The 2004 Directors' Plan provides for the automatic grant of 10,000 non-statutory stock options to independent directors on January 1 of each year and a prorated grant of options for any director elected during the year. Options become exercisable six months after the grant date and are exercisable for 5 years from the date of grant unless earlier terminated. As of January 1, 2008, there were 73,836 shares reserved for future issuance under the 2004 Directors' Plan.

Corporate Code of Conduct

        We have adopted a Corporate Code of Conduct that applies to our directors, executive officers and all of our employees. We will provide any person, without charge and upon request, with a copy of our Corporate Code of Conduct. Requests should be directed to us at 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Secretary. The Corporate Code of Conduct is also available on our website at www.einsteinnoah.com. The information on our website is not incorporated into this proxy statement.

        We will disclose any amendments to or waivers of the Corporate Code of Conduct on our website at www.einsteinnoah.com. We have established a confidential hotline to answer employees' questions related to the Corporate Code of Conduct and to report any concerns. Our audit committee also has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended January 1, 2008, except that James W. Hood, a director and officer, failed to timely report certain purchases in February and March 2007 under his Rule 10b5-1 trading plan, which have been reported on a Form 4, and Messrs. Murphy, Dominguez and Dutkiewicz and Ms. Sisson failed to timely report the vesting of stock options granted on February 27, 2007, which were contingent on the closing of the Company's equity offering and subsequently reported on Form 4s.

HOUSEHOLDING

        As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Einstein Noah Restaurant Group, Inc., 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Secretary, or by telephone at (303) 568-8000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS

        Stockholders wishing to include proposals in the proxy material in relation to the annual meeting in 2008 must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on November 27, 2008. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals and the provisions of our Restated Certificate of Incorporation. If we are not notified of intent to present a proposal at our 2009 annual meeting by February 10, 2009, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER BUSINESS

        We do not anticipate that any other matters will be brought before the annual meeting. However, if any additional matters shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

BY THE BOARD OF DIRECTORS

Jill B.W. Sisson Secretary

Lakewood, Colorado
March 31, 2008

EINSTEIN NOAH RESTAURANT GROUP, INC.

555 Zang Street, Suite 300
Lakewood, CO 80228

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2008

This Proxy is solicited on Behalf of the Board of Directors.

        This proxy is solicited on behalf of the Board of Directors of Einstein Noah Restaurant Group, Inc. for the Annual Meeting on May 6, 2008. The undersigned appoints Paul J.B. Murphy, III and Jill B.W. Sisson, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Einstein Noah Restaurant Group, Inc. common stock that the undersigned may be entitled to vote at the Annual Meeting of stockholders to be held on May 6, 2008, and at any adjournment or postponement thereof as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given this proxy will be voted FOR the election of each of the nominees for director listed below and FOR Proposal 2.

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	Votes must be indicated (X) in Black or Blue ink.	Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
1.
Proposal to elect six directors.

Michael W. Arthur	Thomas J. Mueller
E. Nelson Heumann	Paul J.B. Murphy, III
Frank C. Meyer	S. Garrett Stonehouse, Jr.

☐	FOR all nominees
☐	WITHHOLD AUTHORITY for all nominees
☐	FOR all nominees, EXCEPT vote withheld as noted above.
2.
Proposal to ratify the appointment of Grant Thornton LLP as independent auditors for Einstein Noah Restaurant Group, Inc. for the fiscal year ending December 30, 2008.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
In their discretion upon such other matters as may properly come before the meeting.

Stockholder sign here	Date

Co-Owner sign here

        This proxy revokes all proxies with respect to the annual meeting and may be revoked prior to exercise. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged.

QuickLinks

Notice of Annual Meeting of Stockholders To Be Held on May 6, 2008
EINSTEIN NOAH RESTAURANT GROUP, INC. PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
VOTING SECURITIES AND PRINCIPAL HOLDERS
BENEFICIAL OWNERSHIP
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMMITTEE MEMBERSHIP AND MEETINGS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION & ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS
2007 SUMMARY COMPENSATION TABLE
2007 GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2007
2007 NONQUALIFIED DEFERRED COMPENSATION
2007 DIRECTOR COMPENSATION
BENEFITS UNDER EQUITY COMPENSATION PLANS AS OF JANUARY 1, 2008
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING
PROPOSALS OF STOCKHOLDERS
OTHER BUSINESS
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2008